CNX Announces Agreement to Sell Ohio Utica
Joint Venture Assets for $400 million

PITTSBURGH, June 29, 2018 – CNX Resources Corporation (NYSE: CNX) (“CNX” or “the company”) today announced that it has reached an agreement to sell its Ohio Utica joint venture (“JV”) assets to a third-party for net cash proceeds of approximately $400 million. The divestiture includes 50 net producing wells with an average net revenue interest (“NRI”) of 48%; five 50% working interest wells the company recently completed and expects to turn-in-line in July; two 50% working interest wells for which the company has drilled the top hole; and approximately 26,000 net undeveloped acres. The divested assets, which are owned in conjunction with Hess Corporation (“Hess”), are located in the wet gas Utica Shale areas of Belmont, Guernsey, Harrison, and Noble counties. The divested acres were not dedicated to CNX Midstream Partners LP (NYSE: CNXM) (“CNXM”) and do not impact future dropdown opportunities.

Aside from the five recently completed wells, CNX did not have any additional activity associated with the divested assets in its future development plans. Starting on the effective date of the transaction of April 1, 2018, for the next twelve months, the company expected net production associated with these assets to be approximately 85 MMcfe per day, or 31 Bcfe, resulting in EBITDAX of approximately $50 million. Due to the natural decline of these assets, the company expects full-year 2019 EBITDAX of approximately $25-$35 million. CNX will retain all related production and EBITDAX generated between the effective date and closing, which the company expects to be in the third quarter of 2018, subject to customary closing conditions and adjustments.

Cash proceeds from the transaction are expected to be used to:

•	Pay down debt;

•	Continue the ongoing share repurchase program;

•	Invest in the drilling and completion activities; or

•	Make bolt-on acreage acquisitions as opportunities become available.

“The sale of the Ohio Utica JV assets is only the most recent example of the disciplined capital allocation process that CNX has employed over the past several years.” commented Nicholas J. DeIuliis, president and CEO. “This transaction is immediately accretive and brings forward the value of assets that were simply outranked by other options in CNX’s opportunity set. We will evaluate the use of proceeds through the same capital allocation filter and be methodical in our decision-making. CNX remains committed to the share repurchase program and a healthy balance sheet, both of which we expect to be beneficiaries of this transaction.”

As a result of the transaction, CNX expects to record a non-cash gain of approximately $135 million in the third quarter 2018, subject to post-closing adjustments. CNX does not expect to pay taxes on the transaction due to the utilization of existing net operating losses (NOLs).

Guidance Update

The company expects the divestiture to result in a 10 Bcfe reduction to 2018 production guidance based on Ohio wet Utica volumes previously planned between the expected third quarter 2018 close date and the end of the year. As a result, full-year 2018 production guidance is expected to be 490-515 Bcfe, compared to previous guidance of 500-525 Bcfe. Also, CNX expects a reduction of approximately $15 million to 2018 EBITAX attributable to CNX shareholders, or $810-$835 million, compared to the previous guidance of $825-$850 million.

For 2019 and 2020, the divestiture is expected to reduce total production volumes by 20-25 Bcfe and adjusted EBITDAX to CNX shareholders by and $25-$35 million, for each year.

Non-GAAP Financial Measures

“EBITDAX,” “EBITDAX attributable to CNX shareholders,” and “adjusted EBITDAX attributable to CNX shareholders” are non-GAAP financial measures.

EBITDAX is defined as earnings before deducting net interest expense (interest expense less interest income), income taxes and depreciation, depletion and amortization and exploration expense. Adjusted EBITDAX is defined as EBITDAX after adjusting for certain discrete, non-recurring items. Adjusted EBITDAX attributable to CNX shareholders is defined as adjusted EBITDAX less adjusted EBITDAX attributable to noncontrolling interests. Although EBITDAX, adjusted EBITDAX, and adjusted EBITDAX attributable to CNX shareholders are not measures of performance calculated in accordance with generally accepted accounting principles, management believes that they are useful to an investor in evaluating CNX because they are widely used to evaluate a company’s operating performance. We exclude stock-based compensation from adjusted EBITDAX because we do not believe it accurately reflects the actual operating expense incurred during the relevant period and may vary widely from period to period irrespective of operating results. Investors should not view these metrics as a substitute for measures of performance that are calculated in accordance with generally accepted accounting principles. In addition, because all companies do not calculate these measures identically, the definitions here may not be comparable to similarly titled measures of other companies.

Further, CNX is unable to provide a reconciliation of projected EBITDAX, adjusted EBITDAX or adjusted EBITDAX attributable to CNX shareholders to projected operating income, the most comparable financial measure calculated in accordance with GAAP, due to the unknown effect, timing, and potential significance of certain income statement items.

About CNX Resources
CNX Resources Corporation (NYSE: CNX) is one of the largest independent natural gas exploration, development and production companies, with operations centered in the major shale formations of the Appalachian basin. The company deploys an organic growth strategy focused on responsibly developing its resource base. As of December 31, 2017, CNX had 7.6 trillion cubic feet equivalent of proved natural gas reserves. The company is a member of the Standard & Poor's Midcap 400 Index. Additional information may be found at www.cnx.com.

Cautionary Statements
We are including the following cautionary statement in this press release to make applicable and take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statements made by, or on behalf of us. With the exception of historical matters, the matters discussed in this press release are forward-looking statements (as defined in 21E of the Securities Exchange Act of 1934 (the "Exchange Act")) that involve risks and uncertainties that could cause actual results to differ materially from projected results. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. When we use the words "believe," "intend," "expect," "may," "should," "anticipate," "could," "estimate," "plan," "predict," "project," "will," or their negatives, or other similar expressions, the statements which include those words are usually forward-looking statements. When we describe a strategy that involves risks or uncertainties, we are making forward-looking statements. The forward-looking statements in this press release speak only as of the date of this press release; we disclaim any obligation to update these statements. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These risks, contingencies and uncertainties relate to, among other matters, the following: prices for natural gas and natural gas liquids are volatile and can fluctuate widely based upon a number of factors beyond our control including oversupply relative to the demand for our products, weather and the price and availability of alternative fuels; an extended decline in the prices we receive for our natural gas and natural gas liquids affecting our operating results and cash flows; our dependence on gathering, processing and transportation facilities and other midstream facilities owned by CNXM and others; disruption of, capacity constraints in, or proximity to pipeline systems that could limit sales of our natural gas and natural gas liquids, and decreases in availability of third-party pipelines or other midstream facilities interconnected to CNXM’s gathering systems; uncertainties in estimating our economically recoverable natural gas reserves, and inaccuracies in our estimates; the high-risk nature of drilling natural gas wells; our identified drilling locations are scheduled out over multiple years, making them susceptible to uncertainties that could materially alter the occurrence or timing of their drilling; the impact of potential, as well as any adopted environmental regulations including any relating to greenhouse gas emissions on our operating costs as well as on the market for natural gas and for our securities; environmental regulations introduce uncertainty that could adversely impact the market for natural gas with potential short and long-term liabilities; the risks inherent in natural gas operations, including our reliance upon third party contractors, being subject to unexpected disruptions, including geological conditions, equipment failure, timing of completion of significant construction or repair of equipment, fires, explosions, accidents and weather conditions that could impact financial results; decreases in the availability of, or increases in the price of, required personnel, services, equipment, parts and raw materials to support our operations; if natural gas prices remain depressed or drilling efforts are unsuccessful, we may be required to record write-downs of our proved natural gas properties; a loss of our competitive position because of the competitive nature of the natural gas industry or overcapacity in this industry impairing our profitability; deterioration in the economic conditions in any of the industries in which our customers operate, a domestic or worldwide financial downturn, or negative credit market conditions; hedging activities may prevent us from benefiting from price increases and may expose us to other risks; our inability to collect payments from customers if their creditworthiness declines or if they fail to honor their contracts; existing and future government laws, regulations and other legal requirements that govern our business may increase our costs of doing business and may restrict our operations; significant costs and liabilities may be incurred as a result of pipeline and related facility integrity management program testing and any related pipeline repair or preventative or remedial measures; our ability to find adequate water sources for our use in natural gas drilling, or our ability to dispose of or recycle water used or removed from strata in connection with our gas operations at a reasonable cost and within applicable environmental rules; the outcomes of various legal proceedings, including those which are more fully described in our reports filed under the Exchange Act; acquisitions and divestitures we anticipate may not occur or produce anticipated benefits; risks associated with our debt; failure to find or acquire economically recoverable natural gas reserves to replace our current natural gas reserves; decrease in our borrowing base, which could decrease for a variety of reasons including lower natural gas prices, declines in natural gas proved reserves, and lending requirements or regulations; we may operate a portion of our business with one or more joint venture partners or in circumstances where we are not the operator, which may restrict our operational and corporate flexibility and we may not realize the benefits we expect to realize from a joint venture; changes in federal or state income tax laws, particularly in the area of intangible drilling costs; challenges associated with strategic determinations, including the allocation of capital and other resources to strategic opportunities; our development and exploration projects, as well as CNXM’s midstream system development, require substantial capital expenditures; terrorist attacks or cyber-attacks could have a material adverse effect on our business, financial condition or results of operations; construction of new gathering, compression, dehydration, treating or other midstream assets by CNXM may not result in revenue increases and may be subject to regulatory, environmental, political, legal and economic risks; our success depends on key members of our management and our ability to attract and retain experienced technical and other professional personnel; we may not achieve some or all of the expected benefits of the separation of CONSOL Energy; CONSOL Energy may fail to perform under various transaction agreements that were executed as part of the separation, including with respect to indemnification obligations; CONSOL Energy may not be able to satisfy its indemnification obligations in the future and such indemnities may not be sufficient to hold us harmless from the full amount of liabilities for which CONSOL Energy has been allocated responsibility; the separation could result in substantial tax liability; and, with respect to the sale of the Ohio Joint Venture Utica assets, disruption to our business, including customer, employee and supplier relationships resulting from this transaction, risks that the conditions to closing may not be satisfied and the sale may not occur, and the impact of the transaction on our future operating and financial results. Additional factors are described in detail under the captions "Forward Looking Statements" and "Risk Factors" in our annual report on Form 10-K for the year ended December 31, 2017 filed with the Securities and Exchange Commission, as supplemented by our quarterly reports on Form 10-Q.

Contacts:
Investor: Tyler Lewis at (724) 485-3157
Media:    Brian Aiello at (724) 485-3078